focused 1 Q 1 6 E a r n i n g s C o n f e r e n c e C a l l S u p p l e m e n t a l P r e s e n t a t i o n A p r i l 2 7 , 2 0 1 6 Exhibit 99.2

2 To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated April 27, 2016, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in t he earnings release which also apply to certain disclosures in this PowerPoint presentation. Safe Harbor And Legend

3 CEO Overview • Operating EPS of $1.01 (beat consensus) • Net loan growth of 1% in 1Q16 and expect 2016 to be in 5% - 8% range for full year • Stable net interest margin and 10 basis point increase in cash margin • Unseasonably strong mortgage income, and excellent client derivative and treasury management income • Closed/consolidated 19 branches in 1Q16; closed 12% of our branch system over the last three quarters – one of the most active branch consolidators in the U.S. • Tangible operating efficiency ratio improved from 61.1% to 60.3% on a linked-quarter basis • Continued “risk-off” trade, though tempered by increase in E&P loan fundings • Energy-related loans progressing as previously expected • Enhanced energy-related reserves by $13 million, or 48% • 1Q16 annualized net charge-offs equal to 0.11% of average loans • Legacy asset quality metrics remain favorable relative to peers • Pre-tax pre-provision operating EPS of $2.00 in 1Q16 (a record) • 1Q16 operating revenues up $3.5 million and operating expenses up $0.7 million

1Q16 Drivers And Results – *Linked Quarter Comparison*

Drivers

	4Q15	1Q16	Change	
Reported Margin	3.64%	3.64%	*0 bps*	
Cash Margin	3.38%	3.48%	*10 bps*	
(Period-End; $ in Millions)				
Legacy Loans	$ 11,191	$ 11,529	*$ 338*	*3%*
Acquired Loans	3,137	2,923	*(214)*	*-7%*
Total Loans	$ 14,327	$ 14,451	*$ 124*	*1%*
Mortgage Revenues	$ 17	$ 20	*$ 3*	*19%*
Mtg Commissions	5	5	*(0)*	*-6%*
FTEs	3,151	3,112	*(39)*	*-1%*
Branches	218	199	*(19)*	*-9%*
Other Locations	101	99	*(2)*	*-2%*

- Total loans up 1% (legacy loans up 3% or 12% annualized), and total deposits up less than 1%
- Average earning assets up 1%
- Flat reported margin and cash margin up 10 bps.
- Remain very asset-sensitive; 1Q16 benefit from 4Q15 Fed increase
- Provision increased $3 million; Energy-related reserves up $13 million
- Mortgage production and pipeline unseasonably strong
- Strong client derivative income and other non-interest income
- Expense focus: Closed 19 branches in 1Q16 and FTEs down 39, or 1%

Results



$ in Millions
Q-O-Q Change
$250
$200
$150
$100
$50
$-
$(50)
$(100)
$(150)
$(200)
$0
$1
$2
$0
$0
$177
$208
$213
$216
$220
$(121)
$(134)
$(138)
$(132)
$(133)
$(10)
$(17)
$(4)
$(5)
$(3)
1Q15
2Q15
3Q15
4Q15
1Q16
Operating Revenues +$4 Million (+2%)
Operating Expense +$1 Million (1%)
Non-Operating Expense -$2 Million (75%)

- T/E net interest income flat (offset loss of one less business day)
- Operating revenues up $4 million, or 2%
- Operating expenses up $1 million, or 1%
- Operating tangible efficiency ratio at 60.3%
- Legacy NPAs/assets of 0.65% (up 13 bps) due to energy-related loans
- Net charge-off ratio of 0.11%; No energy-related charge-offs to date
- Net income down $4 million, or -9%
- Preferred stock dividends of $3 million declared and paid in 1Q16
- Operating ROA of 0.85% and ROTCE of 10.26%

4

IBERIABANK Corporation

5 Risk Off Assets •$459 million in cumulative risk-off trade since the beginning of 2015 with a lost opportunity cost of $5.5 million during 2015 and $2.8 million for 1Q16 • Indirect auto and Acadiana loans were down in 1Q16 similar to prior quarters while E&P fundings increased

6 Loan Growth Trends Loan Composition Market Loan Diversification Loan Portfolio • Total period-end loans up $124 million (+1%) • Legacy loans up $338 million (+3%) • $1.3 billion of loan originations; $908 million commercial loan pipeline • Loan yield (including indemnification asset) up 2 basis points and cash loan yield was up 14 basis points • Strong SBA growth in 1Q16 • About half of CRE loans are owner-occupied • Risk-off loan volume reduction in 1Q16: • Energy loans increased $51 million (+7%) • Indirect loans down $33 million (-13%) • Acadiana loans down $36 million (-2%) • Energy 5.1% of total loans • Indirect 1.5% of total loans • Total loans: 45% fixed and 55% floating • 1Q16 originations: 34% fixed and 66% floating • Serving 25 metro markets in 7 states • 1Q16 loan growth in 58% of our markets • Acadiana accounts for 10% of total loans and Houston 9% of total loans • Strongest 1Q16 market loan growth in:  Southeast Florida  Naples  Birmingham  Tampa  Dallas

7 Funding Growth Trends Deposit Composition Market Deposit Diversification Deposit And Funding Portfolio • Period-end deposits up $82 million (+1%) • Period-end core deposits (total deposits less time deposits) up $127 million (+1%) • Loan-to-deposit ratio of 89%, up from 88% one year ago • Increased short-term and long-term borrowings in 1Q16 • Non-interest-bearing 28% of total deposits • Non-interest-bearing deposits up $132 million, or 3%, on a period-end basis, and down $72 million, or 2%, on an average balance basis • Interest-bearing deposit cost of 0.42% (down 1 basis point) and total deposit cost of 0.30% (down 1 basis point) • No significant change in deposit rates since Fed Funds move • Cost of interest-bearing liabilities unchanged at 0.49% • Indirect and Texas energy deposits account for only 3% of total deposits • Florida, Acadiana, and New Orleans account for over half of deposit base • Deposit growth in 58% of our markets • Strongest 1Q16 market deposit growth in:  Lake Charles  Houston  Orlando  Birmingham  Naples

FOCUSED FINANCIAL ITEMS “That’s been one of my mantras — focus and simplicity.” — Steven Jobs (1955-2011)

9 Net Interest Margin – GAAP And Non-GAAP Cash Margin • Adjustments represent accounting impacts of purchase discounts on acquired loans and related accretion as well as the indemnification asset and related amortization on the covered portfolio $ in Thousands Balances, as Reported Adjustments As Adjusted 1Q15 Average Balance 14,473,439 67,056 14,540,495 Income 125,804 (8,969) 116,835 Rate 3.54% -0.30% 3.28% 2Q15 Average Balance 16,688,287 84,560 16,772,847 Income 145,677 (9,062) 136,615 Rate 3.52% -0.26% 3.29% 3Q15 Average Balance 17,711,580 91,608 17,803,188 Income 155,117 (7,505) 147,612 Rate 3.50% -0.20% 3.31% 4Q15 Average Balance 17,687,927 87,023 17,774,949 Income 161,160 (10,713) 150,447 Rate 3.64% -0.29% 3.38% 1Q16 Average Balance 17,873,354 86,010 17,959,364 Income 161,403 (6,523) 154,880 Rate 3.64% -0.16% 3.48%

10 Timing Of 4Q15 Fed Rate Increase Impact Scenario Impact On Net Interest Income Interest Rate Risk • Loans: 45% fixed and 55% floating • Adjustable loans composition: • Prime-based 44% • LIBOR-based 52% • All other 4% • Floors on approximately 22% of adjustable loans • Asset-sensitive from an interest rate risk perspective • The degree of asset-sensitivity is a function of the reaction of competitors to changes in deposit pricing • Forward curve has a positive impact to net interest income over 12-month period Source: Bancware model, as of March 31, 2016 * Assumes instantaneous and parallel shift in interest rates based on static balance sheet Net Interest Income Over 12 Month Period Base Blue Forward Change In: -200 bp* -100 bp* Case +100 bp* +200 bp* Chip Curve Net Int r st Income -7.6% -5.3% 0.0% 5.2% 10.3% 1.8% 1.5% Economic Value of Equity -2.8% -4.7% 0.0% 15.6% 28.6% NM NM

11 • In 2013, Achieved More Than $24 Million Annualized Pre-Tax Run- Rate Savings • In 2014, A Second Initiative Achieved An Additional $11 Million In Run-Rate Savings; This Initiative Was Completed In 4Q14 • In 2015, A Third Efficiency Initiative Achieved An Additional $15 Million In Run-Rate Savings; This Initiative Completed In 4Q15 • Aggregate Run-Rate Savings Of $50 Million Associated With The Three Initiatives • Additional 19 Branch Closures Were Completed In 1Q16 • Anticipate Run Rate Savings From 1Q16 Branch Closures To Be Approximately $1 Million Per Quarter Beginning in 2Q16 Overall Efficiency Improvement Trends

12 Pre-Provision Pre-Tax Operating Results Shareholder Results 1Q16 Summary Operating Results – Linked Quarter Comparison • 1Q16 GAAP EPS of $0.97, down 10%; up 29% compared to 1Q15 • 1Q16 Operating EPS of $1.01, down 9%; up 6% compared to 1Q15 • Within Company’s guidance range and exceeded consensus operating EPS estimates by $0.02 per common share • Dividend payout ratio of 35% • Most capital ratios were stable or increased during 1Q16 • Book value per common share up 2% and Tangible Common BVS up 3% • Common stock price was down 7% during 1Q16 and through April 27, 2016, was up 11% from quarter-end • Provision for loan losses equal to $14.9 million in 1Q16 • 1Q16 Provision was up $3.2 Million, or 27%, compared to 4Q15 • Operating pre-tax pre-provision EPS was $2.00 in 1Q16 • Despite the negative seasonal influences, the pre-tax pre-provision operating EPS was up 3% on a linked-quarter basis, and up 31% when compared to the first quarter of 2015 • Strong quarterly fundamental earnings growth

13 Mortgage – Weekly Locked Mortgage Pipeline Trends • Seasonal rebound commences at the start of each year through spring months into early summer • Increased production due to a combination of favorable rate environment and improved recruiting in key markets and newly acquired markets • Weekly locked pipeline was $382 million at April 24, 2016, up 11% compared to March 31, 2016

14 • We closed/consolidated 19 branches in 1Q16 • Incurred $2.1 million in pre-tax operating expenses associated with these closures ($0.6 million better than anticipated) • Anticipate run-rate net savings of approximately $1 million per quarter beginning 2Q16 • Estimated pay-back period of two years • Ongoing branch rationalization process continues; since year-end 2012, we:  Acquired 62 branches  Closed/consolidated 60 branches  Opened 9 new branches • Net added only 11 branches while expanded loans by $6.0 billion (+70%) and deposits by $5.5 billion (+51%) • Commensurate branch efficiency improvements:  Loans per branch up $27 million (+61%)  Deposits per branch up $25 million (+43%) Branch Efficiency Branches: 12/31/12 2013 2014 2015 1Q16 Total Acquired - 26 36 - 62 Opened - 4 5 - 9 Closed/Consolidated (16) (13) (12) (19) (60) Net Change (16) 17 29 (19) 11 Total Branches 188 172 189 218 199

15 Capital Ratios – Preliminary Results • Impact to IBERIABANK Corporation Tier1 Capital from remaining phase- out of trust preferred securities in 1Q16 was -18 bps to Tier 1 capital and associated ratios with no impact to Total Risk-Based Capital • 1Q16 Capital ratios for IBERIABANK increased on a linked-quarter basis primarily as a result of income earned during the quarter IBERIABANK Corporation Capital Ratios 1Q 2016 4Q 2015 Change Common Equity Tier 1 (CET1) ratio 10.11% 10.07% 4 Tier 1 Leverage 9.41% 9.52% (11) Tier 1 Risk-Based 10.56% 10.70% (14) Total Risk-Based 12.21% 12.14% 7 IBERIABANK and Subsidiaries Capital Ratios 1Q 2016 4Q 2015 Change Common Equ ty Tier 1 (CET1) ratio 10.28% 10.14% 14 Tier 1 Leverag 9.17% 9.03% 14 Tier 1 Risk-Based 10.28% 10.14% 14 Total Risk-Bas 11.24% 11.05% 19

CREDIT QUALITY & ENERGY FOCUSED “The game has its ups and downs, but you can never lose focus of your individual goals, and you can’t let yourself be beat because of lack of effort.” — Michael Jordan (1963-)

17 • Total energy-related loan portfolio of $732 million or 5.1% of total loans at quarter-end, an increase of $51 million, or 7%, on a linked-quarter basis • Over the past five quarters, we have reduced our energy-related balances by $150 million, or 17%, and reduced our commitments by more than $450 million, or 27% • During 1Q16 - Increased provision of $3.2 million as expected downward migration of certain energy-related credits continued in 1Q16 • Allowance for energy-related loans was $39 million; equal to 5.4% of the energy-related loans outstanding. We have experienced no charge-offs for energy loans during this cycle-to-date • Downgraded $209 million of energy-related loans outstanding to criticized status - 75% of which is first lien reserve-based E&P loans with the remaining 25% coming from the service portfolio • Energy-related nonaccrual loans were up $38 million to $46.2 million or 6.3% of the energy portfolio • Spring redeterminations on credits representing 36% of E&P outstandings with a decrease of 21% in borrowing base commitments. Another 48% is currently in process and the remaining 16% is expected to be completed by June • E&P oustandings increased $56 million while related commitments declined $40 million in the quarter resulting in an increase in line utilization to 55% • Midstream outstandings increased $14 million through normal working capital line fluctuations • Service sector balances fell by $19 million and commitments dropped $41 million on a linked-quarter basis Energy – 1Q16 Highlights

18 Home Equity • The average LTV at origination was 71% and is now less than 60%. • 45% of portfolio is first liens • 80% of balances were originated after 2010, and 78% originated with IBERIABANK underwriting criteria • 83% of Houston and Lafayette portfolio has an LTV of 80% or better Consumer/Small Business Acadiana • At March 31, 2016, our Acadiana small business portfolio had approximately $250 thousand in past dues 30+ day delinquencies • Consumer delinquencies and non-accruals are lower than the averages for the overall portfolio. Based on third-party analysis, past dues 60 days+ on HELOCs, Autos and Mortgage are all significantly better than other lenders in-market • Overall consumer balances are down 18% as compared to last year; while other lenders in-market are up 11% • A stronger underwriting criteria, combined with lower marketing expenditures in the market, has reduced consumer originations by 80% Non-Energy – 1Q16 Highlights

19 CRE Portfolio In Houston • 42% of CRE in Houston is owner-occupied Offices Largest Exposures • $28 million commitment with a $22 million outstanding balance (global logistics firm) • $26 million fully-funded commitment (world renowned healthcare leader) • $21 million commitment with $100 thousand in outstandings (global developer) • $7.7 million fully-funded commitment (global manufacturer) • Owner occupied segment has a weighted LTV of 54% • Non-owner occupied segment has a weighted LTV of 73% Multi-Family • $126 million of Multifamily balances with $133 million of commitments with 25% of the loans equating to 97% of the outstanding balances • Class A, B, and C equate to $0, $91, and $35 million of outstandings, respectively • Class B credits have a weighted average LTV of 69% and 93% occupancy • Class C credits have a weighted average LTV of 74% and 93% occupancy Non-Energy – 1Q16 Highlights

20 CRE Portfolio In Lafayette • 49% of CRE in Lafayette is owner-occupied Offices • The largest single exposure is a $9.4 million facility secured by space leased to a national telecommunications company • Only 4 other exposures in excess of $5 million • Weighted average LTV is 68% Hotel/Motel • 5 credits with under $20 million in outstandings and commitments • Weighted average LTV is 55% Non-Energy – 1Q16 Highlights

21 Energy Loan Portfolio Balances Energy – Declining Exposure • Energy-related commitments of $1.2 billion • 8.5% of total loans; down from 16.8% in 1Q14 • Energy-related commitments declined $78 million, or 6% since year-end • Energy-related loans of $732 million at March 31, 2016 • 5.1% of total loans; down from 8.4% in 2Q14 • Energy-related loans increased $51 million (+7%) in 1Q16 as exiting energy clients funded under existing credit facilities • Energy-related Shared National Credits equal to 69% of total Shared National Credits outstanding at 1Q16 $ in Millions Energy Loan Portfolio Commitments $ in Millions

Energy – *Granularity Of Loan Balances*

Energy Loans Outstanding At March 31, 2016

Loans By Size



Millions
$200
$150
$100
$50
$0
$62
$162
$141
$179
$126
$46
$15
$30-$35 Million
$25-$29 Million
$15-$24 Million
$10-$14 Million
$5-$9 Million
$1-$4 Million
<$1 Million
31 relationships greater than $10 million – accounts for almost 3/4 of energy loans outstanding

- Manageable and relatively small number of individual credits

Clients By Size



# of clients
100
80
60
40
20
0
2
6
8
15
17
20
87
43
$30-$35 Million
$25-$29 Million
$15-$24 Million
$10-$14 Million
$5-$9 Million
$1-$4 Million
<$1 Million
$0 Balance

- At March 31, 2016 – one E&P, one midstream, and no service company loans greater than $30 million
- Largest single energy relationship is $32 million
- 43 relationships with no fundings at 3-31-16

22

IBERIABANK Corporation

Energy – *Granularity Of Loan Commitments*

Energy Loans Commitments At March 31, 2016

Commitments By Size



Millions
$350
$300
$250
$200
$150
$100
$50
$0
$256
$244
$343
$223
$68
$58
$21
$30-$35 Million
$25-$29 Million
$15-$24 Million
$10-$14 Million
$5-$9 Million
$1-$4 Million
<$1 Million

54 relationships greater than $10 million – accounts for almost 85% of energy loans outstanding

- Manageable and relatively small number of individual credits

Clients By Size



# of clients
120
100
80
60
40
20
0
8
9
19
18
10
25
109
$30-$35 Million
$25-$29 Million
$15-$24 Million
$10-$14 Million
$5-$9 Million
$1-$4 Million
<$1 Million

- At March 31, 2016 – five E&P, two midstream, and one service company loans in the $30-35 million balance range
- Largest single energy relationship is $35 million

23

IBERIABANK Corporation

24 Energy - Midstream Portfolio At March 31, 2016 Loans Outstanding Loans Commitments ($ in Millions) Balance Commitment Relationship Count Pipeline $52 $84 5 Gas Compression $26 $34 2 Marine Transportation $18 $18 1 Other $35 $72 8 Grand Total $131 $207 16

25 Asset Quality Provision And Net Charge-Offs Energy – Asset Quality • No energy-related charge-offs incurred over the past several years • No energy-related charge-offs incurred over the past several years • Energy loans at March 31, 2016:  No energy-related assets held in OREO  Non-accrual loans equaled $46 million (6.3% of loans)  No energy loans past due 30 days or more  21% of energy loans, with 39% of energy balances outstanding, were classified (subset of criticized)  30% of energy loans, with 49% of energy balances outstanding, were criticized E&P $17.4 Services $28.8 Midstream $0

26 Criticized Loans Classified Loans Energy – Asset Quality 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Criticized - Non-Energy $362 $292 $329 $273 $252 $238 riticized - Energy $0 $4 $59 $60 $147 $356 E&P $0 $4 $29 $28 $88 $245 Service $0 $0 $30 $32 $59 $111 • Total criticized loans equal to 4.1% of total loans • Energy-related criticized loans of $356 million, or 2% of total loans and 49% of energy-related loans • Total classified loans equal to 3.1% of total loans • Energy-related classified loans of $287 million, or 2% of total loans and 39% of energy-related loans 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Classified - Non-Energy $246 $178 $238 $198 $179 $164 lassified - Energy $0 $0 $32 $43 $79 $286 E&P $0 $0 $29 $28 $33 $208 Service $0 $0 $3 $15 $46 $78

FOCUSED ADDITIONAL ENERGY- RELATED DETAILS “Desire is the key to motivation, but it’s determination and commitment to an unrelenting pursuit of your goal – a commitment to excellence – that will enable you to attain the success you seek.” — Mario Andretti (1940-)

28 $300 $200 $100 $0 $700 $600 $500 $400 Midstream E&P Services Relative Risk Total Outstanding Energy Loan Balances At March 31 ,2016 1 Q 1 5 E n e r g y a s % millions $25 $34 $38 $34 $100 $370 $79 $52 1 Q 1 6 S e rv ic e s Energy - Portfolio Risk Profile $800 4 Q 1 5 $ in Millions 1Q15 4Q15 1Q16 L/Q % Drillers $39 $25 $25 -1% Pipe & Tool Rental 41 39 34 -13% Completion 16 35 38 10% Other 31 40 34 -15% Total Drilling Support 127 139 131 -6% Non-Drilling Support 127 110 100 -9% E&P 430 314 370 18% Midstream - Other 117 69 79 14% Midstream - Pipeline 19 48 52 8% Total Midstream 136 117 131 12% Total Energy $819 $680 $732 8%

29 Energy - Quarterly Changes In Energy Loan Balances By Categories

30 Energy - Quarterly Changes In Energy Commitments By Categories

Energy - *E&P Loan Portfolio At March 31, 2016*

*By Weighted Commodity Mix**


Total Commitments
$677 Million
Oil
Gas
43%
57%

- Reasonably Balanced commodity exposure

*By Weighted Reserve Category**


Total Commitments
$677 Million
PDP
PDNP
PUD
7%
5%
88%

- In the risking process we assign different values to the following reserve types:
  - PDP (Proved Developed Producing)
  - Proved Developed Non-producing
  - Proved Undeveloped
- We lend only against proved reserves

** Reserves weighted by commitments / outstandings for each individual company by multiplying percentage of present value of reserves by commodity type.*

31

IBERIABANK Corporation

32 Oil Field Services Loans – Sponsor Exposure At March 31, 2016 % Of Total Drilling Support Loans % Of Total Non-Drilling Support Loans $131 Million In Loans Outstanding: • 77% Super Sponsors (55%) And PE-Backed (22%) • 19% All Capital In Company Lending Structure Within Portfolio: • 1% 1-Year Revolver With Borrowing base • 29% 2-3 Year Revolver With Borrowing base • 36% Term Debt < 3 Years • 23% Term Debt > 3-Year RE Secured • 9% Term Debt > 3-Year Non-RE Secured • 3% Multi-Facilities $100 Million In Loans Outstanding: • 65% Super Sponsors (47%) And PE-Backed (18%) • 15% Guarantor With Moderate Liquidity • 21% All Capital In Company Lending Structure Within Portfolio: • 4% 1-Year Revolver With Borrowing base • 34% 2-3 Year Revolver With Borrowing base • 34% Term Debt < 3 Years • 24% Term Debt > 3-Year RE Secured • 3% Term Debt > 3-Year Non-RE Secured • 0% Multi-Facilities • Limited exposure to drilling related companies • Strong sponsorship behind portfolio companies • Limited exposure to fabrication and construction • Strong sponsorship behind portfolio companies • Strong geographic diversification OFS – Drilling Support OFS – Non-Drilling Support

33 Energy – OFS Structure Of Support At March 31, 2016 • $231 million in oilfield services • Sponsorship at March 31, 2016:  72% have super sponsor and private equity backing  20% have substantially all capital in company  8% have guarantors support with moderate liquidity

FOCUSED ACADIANA AND HOUSTON MARKET INFORMATION “Concentration is the secret of strength in politics, in war, in trade, in short, in all management of human affairs.” — Ralph Waldo Emerson (1803-1882)

35 Summary Of Loans In The Acadiana And Houston Markets • Total 1Q16 loans in Acadiana market equal to $1.4 billion • $337 million of government and quasi-governmental loans are housed in the Acadiana market and equate to 24% of total loans in market • Energy loans equal $22 million or 2% of loans in market • Non-performing loans equate to $20.2 million, or 1.40% of market loans • Accruing loans past due equate to $2.3 million, or 0.16% • Total 1Q16 loans in Houston market equal to $1.9 billion • Energy loans equal $637 million or 34% of loans in market • Non-performing loans, including Texas energy loans, equate to $23.6 million or 1.26% of market loans • Accruing loans past due equate to $5.0 million, or 0.27% Acadiana Market Houston Market

36 Acadiana – Commercial Real Estate Loans % Funded Total Portfolio At March 31, 2016 of 96% 94% 99% % Funded

37 Acadiana – Owner Occupied Commercial Real Estate Loans 35% 21% 27% 99% 5% 2% % Funded Total Portfolio At March 31, 2016 Of % of Total 2% 4% 4% 99% 99% 99% 100% % Funded 100% 100% 100% 100%

38 Acadiana – Non-Owner Occupied Commercial Real Estate Loans 39% 17% 11% 94% 5% 3% % Funded Total Portfolio At March 31, 2016 of % of Total 10% 8% 7% 94% 87% 89% 96% 97% % Funded 100% 100% 99%

39 Houston – Commercial Real Estate Loans 85% 98% % Funded % Funded Total Portfolio At March 31, 2016 Of 91%

40 Houston – Owner Occupied Commercial Real Estate Loans 22% 29% 19% 98% 6% 9% % Funded Total Portfolio At March 31, 2016 Of % of Total 7% 7% 1% 99% 99% 94% 100% 99% % Funded 100% 100% 100%

41 Houston – Non-Owner Occupied Commercial Real Estate Loans 39% 21% 12% 84% 15% 13% % Funded Total Portfolio At March 31, 2016 Of % of Total 95% 68% 84% 82% 98% % Funded

FOCUSED APPENDIX “Concentrate all your thoughts upon the work at hand. The sun’s rays do not burn until brought into focus.” — Alexander Graham Bell (1847-1922)

43 Louisiana And Texas MSAs Our Other MSAs Local Market Conditions – MSA Unemployment Trends • Prior to 2014, nearly all unemployment rates below national average • Louisiana markets exhibit seasonality (December peaks) • Uptick in unemployment rates in Lafayette • Lake Charles and Baton Rouge remain near the national average • Houston and Dallas in downward tandem until year-end 2014 • All MSAs exhibiting improvement in unemployment rates • Many markets are near national average in magnitude and trend • Unemployment in Mobile remains at elevated level • Lowest unemployment rates in Arkansas MSAs

44 General Credit Quality – Trends In Non-Performing Assets $ in Millions NPA determination based on regulatory guidance for Acquired portfolios 1Q16 includes $11 million of bank-related properties reclassified to OREO • Continued workout of covered and other acquired portfolios • Legacy NPAs/Assets equal to 0.65%, an increase of 23 basis points on a linked-quarter basis • Legacy loans past due 30 days or more (excluding non-accruals) equal to 0.37% of total legacy loans • Annualized net charge-offs equal to 0.11% of average loans in 1Q16, compared to 0.08% in 4Q15 • Loan loss provision of $15 million for 1Q16 – almost four times net charge-offs for the quarter The Company’s Total Assets Increased By $4.3 Billion, Or 28%, During This Period

45 Non-Performing Assets Allowance For Credit Losses • Total non-performing assets of $215 million, or 1.07% of total assets at 1Q16 • Non-energy related NPLs of $137.6 million or 0.68% of total assets • $46.2 million of energy-related non-performing assets at 1Q16, or 0.23% of total assets and 6.3% of energy-related loans General Credit Quality – Non-Performing Assets • Total allowance for credit losses equal to $161 million or 1.11% of total loans • Non-energy related reserves of $122 million or 0.88% of non-energy related loans • Energy-related allowance for credit losses equal to $39 million or 0.27% of total loans and 5.4% of energy-related loans

Asset Quality – *Legacy Portfolio*

Asset Quality Summary
(Excludes FDIC covered assets and all acquired loans)

($ thousands)	For Quarter Ended: 3/31/2015	12/31/2015	3/31/2016	% or Basis Point Change Year/Year	Qtr/Qtr
Non-accrual Loans	$ 60,064	$ 50,928	$ 93,429	56%	83%
OREO	21,654	16,491	17,662	-18%	7%
Accruing Loans 90+ Days Past Due	239	624	125	-48%	-80%
Non-performing Assets	81,957	68,043	111,216	36%	63%
Note: NPAs excluding Former Bank Properties	65,683	59,910	100,182	53%	67%
Past Due Loans (Excluding Nonaccrual Loans)	17,845	20,733	42,579	139%	105%
Classified Loans	91,248	166,159	378,163	314%	128%
Non-performing Assets/Assets	0.55%	0.42%	0.65%	10 bps	23 bps
NPAs/(Loans + OREO)	0.83%	0.61%	0.96%	13 bps	35 bps
Classified Assets/Total Assets	0.61%	1.02%	2.21%	160 bps	119 bps
Past Due Loans (Excluding Nonaccrual)/Loans	0.18%	0.19%	0.37%	19 bps	18 bps
Provision For Loan Losses	$ 4,176	$ 9,967	$ 15,908	281%	60%
Net Charge-Offs/(Recoveries)	1,578	2,560	4,142	163%	62%
Provision Less Net Charge-Offs	$ 2,598	$ 7,407	$ 11,766	353%	59%
Net Charge-Offs/Average Loans	0.06%	0.09%	0.15%	9 bps	6 bps
Allowance For Loan Losses/Loans	0.80%	0.84%	0.92%	12 bps	8 bps

- NPAs equated to 0.65% of total assets, up 23 bps compared to 4Q15. Includes $11 million of bank-related properties
- $378 million in classified loans (up $212 million compared to 4Q15)
- Legacy net charge-offs of $4.1 million, or an annualized rate of 0.15% of average loans

46

IBERIABANK Corporation

47 Seasonal Influences Legacy Loan Growth Non-Interest Income And Expense Items • Loan growth typically softer in first quarter and stronger in fourth quarter • Mortgage and title income typically are softer in fourth and first quarters and stronger in second and third quarters • Payroll taxes and retirement contributions decrease ratably throughout the year • The net result is first quarter tends to have softer profitability • In 1Q16: unseasonably strong loan growth and mortgage revenues

Non-Interest Income

- **Operating non-interest income increased $3.3 million, or +6%, from 4Q15:**
  - **Mortgage income increased $3.2 million, or +19%**
  - **Decreased title revenues of $0.7 million, or -13%**
  - **Decreased service charge income of $0.5 million, or -4%**
  - **Increased Swap commission income of $1.9 million, or +175%**
  - **Decreased sales commission of $0.3 million, or -7%**
- **Total non-operating items in 1Q16 of $0.2 million**
  - **Gain on sale of investments increased $0.2 million**



$ in Millions
$58.0
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$52.3
$3.2
$1.9
($0.7)
($0.5)
($0.6)
$55.6
$0.2
$55.8
Operating Non-Interest Income 4Q15
Mortgage Income
Client Derivative Income
Title Income
Service Charge Income
All Other Operating Income
Operating Non-Interest Income 1Q16
Total Non-Operating Income
Total Non-Interest Income 1Q16

Non-interest Income ($000s)	1Q15	2Q15	3Q15	4Q15	1Q16	1Q16 vs. 4Q15 $ Change	1Q16 vs. 4Q15 % Change
Service Charges on Deposit Accounts	$ 9,262	$ 10,162	$ 11,342	$ 11,432	$ 10,950	$ (482)	-4%
ATM / Debit Card Fee Income	3,275	3,583	3,562	3,568	3,503	(65)	-2%
BOLI Proceeds and CSV Income	1,092	1,075	1,093	1,096	1,202	106	10%
Mortgage Income	18,023	25,246	20,730	17,123	20,347	3,224	19%
Title Revenue	4,629	6,146	6,627	5,436	4,745	(691)	-13%
Broker Commissions	4,162	5,461	3,839	4,130	3,822	(308)	-7%
Other Noninterest Income	8,067	8,574	8,064	9,561	11,080	1,519	16%
Noninterest income excluding non-oper. income	48,510	60,247	55,257	52,346	55,649	3,303	6%
Gain (Loss) on Sale of Investments, Net	389	904	280	7	196	189	2699%
Other Non-operating income	-	362	1,941	150	-	(150)	-100%
Total Non-interest Income	$ 48,899	$ 61,513	$ 57,478	$ 52,503	$ 55,845	$ 3,342	6%

48

IBERIABANK Corporation

49 • Mortgage non-interest income of $20.3 million was $3.2 million higher than 4Q15 driven by:  Market value adjustments increased $9.3 million in 1Q16 as compared to 4Q15 driven by Pipeline growth of $118 million and higher HFS growth of $27 million  $1.2 million lower gains (-6%) on lower sales volume  Hedging costs decreased $4.9 million in 1Q16 vs 4Q15  Volumes sold were $488 million (18% lower than in 4Q15) Mortgage – Income Drivers

Non-Interest Expense

- Operating non-interest expense increased $0.7 million, or +1%, from 4Q15:
  - Salaries and Benefits decreased $1.3 million, or -2%
  - Marketing expenses increased $1.3 million, or 61%
  - Increased core deposits intangible expense of $0.3 million, or 18%
  - Lower professional services expense of $0.3 million, or -7%
  - Total non-operating non-interest expense of $2.6 million, a decrease of $2.3 million, or -47% from 4Q15



$ in Millions
$138.0
$137.0
$136.0
$135.0
$134.0
$133.0
$132.0
$131.0
$130.0
$134.1
$1.3
$0.3
$0.3
($1.3)
$0.2
$134.9
$2.6
$137.5
Operating Non-Interest Expense 4Q15
Marketing & Business Development
Core Deposit Intangible Amortization
OREO-Related Expense
Salaries & Benefits Expense
All Other Operating Changes
Operating Non-Interest Expense 1Q16
Total Non-Operating Expense
Total Non-Interest Expense 1Q16

Non-interest Expense ($000s)	1Q15	2Q15	3Q15	4Q15	1Q16	1Q16 vs. 4Q15 $ Change	1Q16 vs. 4Q15 % Change
Mortgage Commissions	$ 4,085	$ 6,709	$ 6,691	$ 4,927	$ 4,609	$ (318)	-6%
Hospitalization Expense	5,181	5,113	5,896	5,475	5,592	117	2%
Other Salaries and Benefits	62,091	68,009	69,251	71,209	70,084	(1,125)	-2%
Salaries and Employee Benefits	$ 71,357	$ 79,831	$ 81,838	$ 81,611	$ 80,285	$ (1,326)	-2%
Credit/Loan Related	4,183	4,730	5,241	2,499	2,671	172	7%
Occupancy and Equipment	16,055	17,233	17,901	16,921	16,864	(57)	0%
Amortization of Acquisition Intangibles	1,523	2,155	2,339	1,796	2,113	317	18%
All Other Non-interest Expense	29,669	32,502	33,177	31,284	32,926	1,642	5%
Nonint. Exp. (Ex-Non-Operating Exp.)	$ 122,787	$ 136,451	$ 140,496	$ 134,111	$ 134,859	$ 748	1%
Severance	41	406	304	1,842	454	(1,388)	-75%
Storm-related expenses	20	4	(1)	0	2	2	NM
Impairment of Long-lived Assets, net of gains on sales	579	1,571	1,712	3,396	1,044	(2,352)	-69%
Provision for FDIC clawback liability	-	-	-	-	-	-	0%
Debt Prepayment	-	1,262	-	-	-	-	0%
Consulting and Professional	430	-	-	-	-	-	0%
Other Non-interest Expense	-	784	244	(208)	1,089	1,297	-623%
Merger-Related Expenses	9,296	12,732	2,212	(166)	3	169	-102%
Total Non-interest Expense	$ 133,153	$ 153,209	$ 144,967	$ 138,975	$ 137,452	$ (1,523)	-1%
Tangible Efficiency Ratio - excl Nonop-Exp	68.5%	64.4%	64.8%	61.1%	60.3%		

50

IBERIABANK Corporation

Quarterly Performance Metric Trend

	For Quarter Ended:					Linked Quarter %/Basis Point Change
	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016	
Net Income ($ in thousands)	$ 25,126	$ 30,835	$ 42,475	$ 44,407	$ 40,193	-9%
Per Common Share Data:						
Fully Diluted Earnings	$ 0.75	$ 0.79	$ 1.03	$ 1.08	$ 0.97	-10%
Operating Earnings (Non-GAAP)	0.95	1.05	1.07	1.11	1.01	-9%
Pre-provision Operating Earnings (Non-GAAP)	1.05	1.20	1.15	1.30	1.25	-4%
Tangible Book Value	39.25	39.00	39.95	40.35	41.38	3%
Key Ratios:						
Return on Average Assets	0.64%	0.67%	0.86%	0.90%	0.82%	(8) bps
Return on Average Common Equity	5.39%	5.54%	7.09%	7.30%	6.59%	(71) bps
Return on Average Tangible Common Equity (Non-GAAP)	7.92%	8.46%	10.82%	10.95%	9.89%	(106) bps
Net Interest Margin (TE) [1]	3.54%	3.52%	3.50%	3.64%	3.64%	0 bps
Tangible Operating Efficiency Ratio (TE) [1] (Non-GAAP)	68.5%	64.4%	64.8%	61.1%	60.3%	(82) bps
Tangible Common Equity Ratio (Non-GAAP)	8.62%	8.68%	8.75%	8.86%	8.83%	(3) bps
Tier 1 Leverage Ratio [2]	8.87%	9.24%	9.33%	9.52%	9.41%	(11) bps
Common Equity Tier 1 (CET1) Ratio [2]	9.79%	9.97%	10.08%	10.07%	10.11%	4
Total Risk Based Capital Ratio [2]	11.62%	11.49%	12.15%	12.14%	12.21%	7 bps
Net Charge-Offs to Average Loans [3]	0.06%	0.14%	0.09%	0.09%	0.15%	6 bps
Non-performing Assets to Total Assets [3]	0.55%	0.55%	0.43%	0.42%	0.65%	23 bps

[1] Fully taxable equivalent basis.
[2] March 31, 2015 Captial Ratios reflect full implementation of Basel III capital requirements, excluding the impact of the Old Florida Bancshares, Inc. acquisition.
[3] Excluding Acquired Assets.

- Average earning assets up $185 million (+1%)
- T/E net interest income up $0.2 million (less than 1%)
- Provision for loan losses of $15 million:
  - Legacy net charge-offs: $4.1 million (annualized 0.15% of average loans)
  - Covered and acquired net recoveries of $0.1 million (annualized 0.02% of average loans)
  - Legacy provision for loan losses: $15.9 million

51

IBERIABANK Corporation

52 Quarterly Performance Metrics – Yields And Costs 3/31/2016 12/31/2015 Investment Securities 2.25% 2.21% 4 bps Legacy Loans, net 4.02 3.92 10 bps Acquired Loans, net 5.84 5.97 (13) bps Loans & Loss Share Receivable 4.45 4.44 1 bps Mortgage Loans Held For Sale 3.48 3.35 13 bps Other Earning Assets 0.64 1.06 (42) bps Total Earning Assets 3.99 3.99 0 bps Interest-bearing Deposits 0.42 0.43 (1) bps Short-Term Borrowings 0.39 0.16 23 bps Long-Term Borrowings 2.35 3.02 (67) bps Total Interest-bearing Liabilities 0.49 0.49 0 bps Net Interest Spread 3.50 3.50 0 bps Net Interest Margin (TE) 3.64 3.64 0 bps For Quarter Ended: Linked Quarter Basis Point Change

Reconciliation Of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES [1]

(dollars in thousands)

	For The Quarter Ended								
	September 30, 2015			December 31, 2015			March 31, 2016		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax [2]	Per share	Pre-tax	After-tax [2]	Per share	Pre-tax	After-tax [2]	Per share
Net Income (Loss) (GAAP)	$ 62,565	$ 42,475	$ 1.03	$62,977	$ 44,407	$ 1.08	$64,891	$ 40,193	$ 0.97
Non-interest income adjustments									
Gain on sale of investments and other non-interest income	(2,221)	(1,444)	(0.04)	(157)	(102)	(0.00)	(196)	(127)	(0.00)
Non-interest expense adjustments									
Merger-related expenses	2,212	1,438	0.04	(166)	(108)	(0.00)	3	2	0.00
Severance expenses	304	198	0.00	1,842	1,197	0.03	454	295	0.01
(Gain) Loss on sale of long-lived assets, net of impairment	1,713	1,113	0.03	3,396	2,207	0.05	1,044	679	0.01
Other non-operating non-interest expense	242	157	0.00	(208)	(135)	(0.00)	1,091	709	0.02
Total non-interest expense adjustments	4,471	2,906	0.07	4,864	3,161	0.08	2,592	1,685	0.04
Income tax benefits	-	-	-	-	(2,041)	(0.05)	-	-	-
Operating earnings (Non-GAAP) [3]	64,815	43,937	1.07	67,684	45,425	1.11	67,287	41,751	1.01
Provision for loan losses	5,062	3,291	0.08	11,711	7,612	0.19	14,905	9,688	0.24
Pre-provision operating earnings (Non-GAAP) [3]	$ 69,877	$ 47,228	1.15	$79,395	$ 53,037	1.30	$82,192	$ 51,439	1.25

(1) Per share amounts may not appear to foot due to rounding.
(2) After-tax amounts estimated based on a 35% marginal tax rate.

- **Non-operating income equal to $0.2 million pre-tax, or less than $0.01 EPS after-tax**
- **Non-operating expenses equal to $2.6 million pre-tax, or $0.04 EPS after-tax:**
  - **Severance expense of $0.5 million pre-tax, or $0.01 EPS after-tax**
  - **Net impairment expense of $1.0 million pre-tax, or $0.01, EPS after-tax**
  - **Other non-operating items expense of $1.1 million pre-tax, or $0.02 after-tax**

53

IBERIABANK Corporation

54 Interest Rate Risk – Re-Pricing Schedule $ in millions Note: Amounts exclude re-pricing of assets and liabilities from prior quarters Excludes FDIC loans and receivable, non-accrual loans and market value adjustments 2Q16 3Q16 4Q16 1Q17 2Q17 Cash Equivalents Balance 787.8$ -$ -$ -$ -$ Rate 0.58% 0.00% 0.00% 0.00% 0.00% Investments Balance 152.6$ 133.5$ 126.1$ 97.2$ 98.0$ Rate 2.74% 2.92% 3.10% 2.90% 2.89% Fixed Rate Loans Balance 654.0$ 503.5$ 481.7$ 439.7$ 392.0$ Rate 4.83% 4.78% 4.67% 4.70% 4.66% Variable Rate Loans Balance 6,993.0$ 121.1$ 58.9$ 58.4$ 43.0$ Rate 3.59% 3.27% 3.52% 3.48% 3.71% Time Deposits Balance 802.6$ 389.8$ 270.3$ 229.5$ 135.4$ Rate 0.55% 0.68% 0.56% 0.68% 0.86% Repos/ST Debt Balance 353.2$ 25.0$ 25.0$ 95.0$ -$ Rate 0.17% 0.68% 0.78% 0.85% 0.00% Borrowed Funds Balance 145.6$ 7.5$ 15.5$ 10.1$ 11.0$ Rate 3.70% 3.87% 4.08% 5.86% 4.13%